Exhibit 32

ION Networks, Inc.

CERTIFICATION

In connection with the periodic report of ION Networks, Inc. (the "Company") on Form 10-KSB, as amended by this Form 10-KS/A for the period ended December 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Company, hereby certifies as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:          May 31, 2006

By:         /s/ Norman E. Corn

Norman E. Corn

Chief Executive Officer

Date:          May 31, 2006

By:         /s/ Patrick E. Delaney

Patrick E. Delaney

Chief Financial Officer

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